Exhibit 99.1

Semrush Announces Third Quarter 2023 Financial Results
•Third quarter revenue of $78.7 million, up 20% year-over-year
•Achieves $322.8 million ARR, delivering 21% year-over-year growth in the third quarter
•Net income increases to $4.2 million and Non-GAAP net income improves to $8.4 million
•Delivering greater profitability, raises full year 2023 Non-GAAP net income guidance
BOSTON — (BUSINESS WIRE) — Semrush Holdings, Inc. (NYSE: SEMR), a leading online visibility management SaaS platform, today reported financial results for the third quarter ended September 30, 2023.
"In the third quarter, we achieved strong results, with revenue growth accelerating to 20%, ARR growth of 21%, and customers increasing roughly 14% year-over-year," said Oleg Shchegolev, CEO and Co-Founder of Semrush. "We have built a business focused on driving strong, sustainable growth with improving profitability. We remain focused on three main growth pillars to set us up for long-term, durable success: increasing new user growth, maximizing the value we generate from our users, and adding new products to our portfolio to address client needs and market trends. Looking ahead, we are excited about what the future holds and are committed to making Semrush the platform of choice for businesses of all sizes, across all industries, all around the world, to improve their online visibility," added Mr. Shchegolev.
Third Quarter Financial Highlights
•Third quarter revenue of $78.7 million, up 20% year-over-year.
•ARR of $322.8 million as of September 30, 2023, up 21% year-over-year.
•Dollar-based net revenue retention of 109% as of September 30, 2023, compared to 112% in the previous quarter.
•Approximately 106,800 paying customers as of September 30, 2023, up nearly 14% from a year ago.
•Net income of $4.2 million for the third quarter, compared with a net loss of $9.1 million from a year ago.
•Non-GAAP net income of $8.4 million for the third quarter, compared with non-GAAP net loss of $7.1 million from a year ago.
See “Non-GAAP Financial Measures & Definitions of Key Metrics” below for how Semrush defines ARR, dollar-based net revenue retention, non-GAAP net income (loss), and the financial tables that accompany this release for reconciliations of each non-GAAP financial measure to its closest comparable GAAP financial measure.
Third Quarter 2023 Business Highlights
We are committed to empowering our customers with the best-in-class platform needed to boost their online presence and gain an edge in the market. In the third quarter, we advanced and expanded many of our offerings:

•Continued investments in Generative AI to provide enhanced, more efficient content creation capabilities through Semrush’s platform and App Center:
◦Released two new ChatGPT features in the Listing Management tool that allows customers to reply to online reviews faster and find higher-quality keywords for their local business listings.
◦Introduced the AI Social Media Post Generator, an AI-powered tool that generates social media posts based on trending topics, enabling customers to amplify their social presence while speeding up the content creation process.
◦Launched the Ecommerce Booster app that uses built-in AI tools to audit product page performance and create customized action plans, helping businesses easily improve their Shopify listings.
•Semrush customers who pay more than $10,000 annually grew by more than 20% year-over-year.
•Ended the quarter with more than 987,000 registered free active customers, up 25% year-over-year.
As of September 30, 2023, we had approximately 106,800 paying customers, accounting for $322.8 million in ARR, an increase from 94,000 paying customers accounting for $267.3 million in ARR as of September 30, 2022.
Business Outlook
“Looking at the fourth quarter, I am confident in the underlying trends in the business and capabilities of our team as we continue on the path to delivering strong growth and profitability. As a result, we are meaningfully raising our non-GAAP net income guidance to account for our improved efficiency and tightening our previously issued top line guidance,” said Brian Mulroy, CFO of Semrush. “We believe we will continue to make progress on our revenue growth pillars and maintain a disciplined and balanced approach to improving efficiency and profitability while also investing in future growth opportunities that we expect will drive long-term value.”
Based on information as of today, November 1, 2023, we are issuing the following financial guidance:
Fourth Quarter 2023 Financial Outlook
•For the fourth quarter, we expect revenue in a range of $82.7 to $83.7 million, which at the mid-point would represent growth of approximately 21% year-over-year.
•We expect fourth quarter non-GAAP net income of $4.1 to $6.1 million.
Full-Year 2023 Financial Outlook

•For the full year, we are tightening our revenue guidance to $307.0 to $308.0 million, which would represent growth at the midpoint of approximately 21% year-over-year.
•We are raising our non-GAAP net income guidance to $9.0 to $11.0 million, up from our prior guidance of $2.0 to $4.0 million, for the full year 2023.

Reconciliation of non-GAAP net income guidance to the most directly comparable GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from this non-GAAP measure, in particular the measures and effects of share-based compensation expense, employer taxes and tax deductions specific to equity compensation awards that are directly impacted by future hiring, turnover and retention needs. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.
Conference Call Details
Semrush will host a conference call and webcast to discuss its financial results, business highlights, outlook and other matters, the details for which are provided below.
Date: Thursday, November 2, 2023
Time: 8:30 a.m. ET
Hosts: Oleg Shchegolev, CEO, Eugene Levin, President, and Brian Mulroy, CFO
Conference ID: 3520221
Participant Toll Free Dial-In Number: 1 (888) 350-3436
Participant International Dial-In Number: 1 (646) 960-0185
Registration:
The live webcast of the conference call as well as the replay can be accessed for a limited time from the Semrush investor relations website at http://investors.semrush.com/.
About Semrush
Semrush is a leading online visibility management SaaS platform that enables businesses globally to run search engine optimization, pay-per-click, content, social media and competitive research campaigns and get measurable results from online marketing. Semrush offers insights and solutions for companies to build, manage, and measure campaigns across various marketing channels. Semrush, with approximately 106,800 paying customers, is headquartered in Boston and has offices in Philadelphia, Trevose, Austin, Dallas, Amsterdam, Barcelona, Belgrade, Berlin, Limassol, Prague, Warsaw, and Yerevan.
Forward-looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, which are statements that involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements include, but are not limited to, guidance on financial results for the fourth quarter and full year of 2023, including revenue and non-GAAP net income; statements about future operating results, growth opportunities, our ability to add new products and address user needs, business trends, capability to deliver profits, cost reduction and structures, product development and consumer growth.
The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission (“SEC”), including in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations'' in our filings with the Securities and Exchange Commission ("SEC"), including our most recent annual report on form 10-K, and our subsequently filed quarterly reports and other SEC filings. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. The forward-looking statements in this release are based on information available to us as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
Additional information regarding these and other factors that could affect our results is included in our SEC filings, which may be obtained by visiting our Investor Relations page on its website at investors.semrush.com or the SEC's website at www.sec.gov.
Non-GAAP Financial Measures & Definitions of Key Metrics
Semrush has provided in this release the non-GAAP financial measures of non-GAAP income (loss) from operations and non-GAAP net income (loss). Semrush uses these non-GAAP financial measures internally in analyzing its financial results and believes it is useful to investors, as a supplement to GAAP measures, in evaluating Semrush’s ongoing operational performance. Semrush believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Semrush’s industry, many of which present similar non-GAAP financial measures to investors.
Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.
ARR is defined as of a given date as the monthly recurring revenue that we expect to contractually receive from all paid subscription agreements that are actively generating revenue as of that date multiplied by 12. We include both monthly recurring paid subscriptions, which renew automatically unless canceled, as well as the annual recurring paid subscriptions so long as we do not have any indication that a customer has canceled or intends to cancel its subscription and we continue to generate revenue from them.
Dollar-based net revenue retention is defined as (a) the revenue from our customers during the twelve-month period ending one year prior to such period as the denominator and (b) the revenue from those same customers during the twelve months ending as of the end of such period as the numerator. This calculation excludes revenue from new customers and any non-recurring revenue.
Non-GAAP income (loss) from operations. We define non-GAAP income (loss) from operations as GAAP income (loss) from operations, excluding stock-based compensation expense. We believe non-GAAP income (loss) from operations provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as it eliminates the effect of stock-based compensation, which is often unrelated to overall operating performance.

Non-GAAP net income (loss). We define non-GAAP net income (loss) as GAAP net income (loss), excluding stock-based compensation expense. We believe non-GAAP net income (loss) provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as it eliminates the effect of stock-based compensation, which is often unrelated to overall operating performance.

Semrush Holdings, Inc.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Revenue	$78,718	$65,793	$224,281	$185,531
Cost of revenue ¹	13,032	12,405	38,643	36,590
Gross profit	65,686	53,388	185,638	148,941
Operating expenses
Sales and marketing ¹	30,094	30,569	95,827	87,293
Research and development ¹	14,075	10,134	42,071	27,943
General and administrative ¹	18,769	17,007	56,797	45,388
Exit costs	—	5,932	1,292	9,417
Total operating expenses	62,938	63,642	195,987	170,041
Income (loss) from operations	2,748	(10,254)	(10,349)	(21,100)
Other income, net	2,104	1,483	6,728	2,353
Income (loss) before income taxes	4,852	(8,771)	(3,621)	(18,747)
Provision for income taxes	637	321	2,303	1,200
Net income (loss)	$4,215	$(9,092)	$(5,924)	$(19,947)

Net income (loss) per share attributable to common stockholders:
Basic	$0.03	$(0.06)	$(0.04)	$(0.14)
Diluted	$0.03	$(0.06)	$(0.04)	$(0.14)
Weighted-average number of shares of common stock used in computing net income (loss) per share attributable to common stockholders:
Basic	142,837	141,256	142,247	141,034
Diluted	146,271	141,256	142,247	141,034
¹ includes stock-based compensation expense as follows:

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Cost of revenue	$33	$20	$82	$52
Sales and marketing	822	189	2,190	599
Research and development	579	329	1,464	836
General and administrative	2,769	1,442	7,028	3,629
Total stock-based compensation	$4,203	$1,980	$10,764	$5,116

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Reconciliation of Non-GAAP income (loss) from operations
Income (loss) from operations	$2,748	$(10,254)	$(10,349)	$(21,100)
Stock-based compensation expense	4,203	1,980	10,764	5,116
Non-GAAP income (loss) from operations	$6,951	$(8,274)	$415	$(15,984)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Reconciliation of Non-GAAP net income (loss)
Net income (loss)	$4,215	$(9,092)	$(5,924)	$(19,947)
Stock-based compensation expense	4,203	1,980	10,764	5,116
Non-GAAP net income (loss)	$8,418	$(7,112)	$4,840	$(14,831)

Semrush Holdings, Inc.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	As of
	September 30, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$41,189	$79,765
Short-term investments	188,882	157,774
Accounts receivable	5,820	3,559
Deferred contract costs, current portion	8,192	6,974
Prepaid expenses and other current assets	16,403	9,307
Total current assets	260,486	257,379
Property and equipment, net	5,661	8,076
Operating lease right-of-use assets	10,942	12,009
Intangible assets, net	12,901	10,286
Goodwill	7,738	6,529
Deferred contract costs, net of current portion	3,189	2,082
Other long-term assets	1,045	2,329
Total assets	$301,962	$298,690
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$9,904	$15,495
Accrued expenses	17,923	17,847
Deferred revenue	55,240	49,354
Current portion of operating lease liabilities	3,713	3,694
Other current liabilities	1,878	2,311
Total current liabilities	88,658	88,701
Deferred revenue, net of current portion	405	122
Deferred tax liability	24	11
Operating lease liabilities, net of current portion	7,880	8,929
Other long-term liabilities	226	1,023
Total liabilities	97,193	98,786
Stockholders' equity
Class A common stock	1	—
Class B common stock	—	1
Additional paid-in capital	285,831	274,057
Accumulated other comprehensive deficit	(2,191)	(1,206)
Accumulated deficit	(78,872)	(72,948)
Total stockholders’ equity	204,769	199,904
Total liabilities and stockholders' equity	$301,962	$298,690

Semrush Holdings Inc.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended
	September 30,
	2023	2022
Operating Activities
Net loss	$(5,924)	$(19,947)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities
Depreciation and amortization expense	4,807	6,626
Amortization of deferred contract costs	7,510	7,145
Amortization (accretion) of premiums and discounts on investments	(4,667)	—
Non-cash lease expense	2,828	—
Stock-based compensation expense	10,764	5,116
Non-cash interest expense	158	149
Change in fair value of convertible debt securities	(335)	(889)
Deferred taxes	12	290
Loss on disposal of subsidiaries	—	1,738
Other non-cash items	771	—
Changes in operating assets and liabilities
Accounts receivable	(2,261)	(344)
Deferred contract costs	(9,835)	(8,358)
Prepaid expenses and other current assets	(5,411)	(1,395)
Accounts payable	(5,570)	4,824
Accrued expenses	174	(2,772)
Other current liabilities	—	1,562
Deferred revenue	6,198	6,299
Other long-term liabilities	—	(38)
Change in operating lease liability	(2,786)	—
Net cash (used in) provided by operating activities	(3,567)	6
Investing Activities
Purchases of property and equipment	(1,065)	(4,016)
Purchases of short-term investments	(182,381)	—
Proceeds from sales and maturities of short-term investments	154,741	—
Purchases of convertible debt securities	(319)	(2,000)
Capitalization of internal-use software development costs	(3,913)	(1,273)
Cash paid for acquisition of businesses, net of cash acquired	(1,232)	(13,993)
Purchases of other investments	(150)	—
Net cash used in investing activities	(34,319)	(21,282)
Financing Activities
Proceeds from exercise of stock options	746	1,539
Proceeds from issuance of shares in connection with Employee Stock Purchase Plan	264	257
Payment of finance leases	(1,938)	(1,967)
Net cash used in financing activities	(928)	(171)
Effect of exchange rate changes on cash and cash equivalents	238	(1,664)
Decrease in cash, cash equivalents and restricted cash	(38,576)	(23,111)
Cash, cash equivalents and restricted cash, beginning of period	79,765	269,665
Cash, cash equivalents and restricted cash, end of period	$41,189	$246,554

INVESTOR
Brinlea C. Johnson
Managing Director
The Blueshirt Group
brinlea@blueshirtgroup.com

MEDIA
Jesse Platz
VP of Analyst and Public Relations
Semrush Holdings, Inc.
jesse.platz@semrush.com